Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Columbia Sportswear Company on Form S-8 of our report dated February 8, 1999, appearing in the Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

Portland, Oregon
June 10, 1999